UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): August 25, 2008

Comstock Homebuilding Companies, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11465 SUNSET HILLS ROAD, FIFTH FLOOR

RESTON, VIRGINIA 20910

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (703) 883-1700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On August 25, 2008, Comstock Homebuilding Companies, Inc. (the “Company”) and Comstock Cascades, L.C. (“Cascades Subsidiary”), a wholly-owned subsidiary of the Company, received a notice of default from Manufacturers and Traders Trust Company (“M&T Bank”) under a Loan Agreement originally dated October 12, 2006 in the original principal amount of $6,000,000 (the “Cascades Note”). The Cascades Note is secured by land and condominium units at the Cascades Subsidiary’s Commons at Potomac Square project in Sterling, Virginia. According to the notice of default, the Cascades Subsidiary has fifteen (15) days to cure the default or until September 8, 2008. The outstanding balance under the Cascades Note at the time of the notice was approximately $1,260,000. Notice of the uncured default was provided to the Company as guarantor of the Cascades Note.

On August 25, 2008, the Company and Comstock Belmont Bay 89, L.C. (“Belmont Subsidiary”), a wholly-owned subsidiary of the Company, received a notice of default from M&T Bank under a Loan Agreement originally dated October 12, 2006 in the original principal amount of $17,300,000 (the “Belmont Note”). The Belmont Note is secured by land and condominium units at the Belmont Subsidiary’s River Club II project in Woodbridge, Virginia. According to the notice of default, the Belmont Subsidiary has fifteen (15) days to cure the default or until September 8, 2008. The outstanding balance under the Belmont Note at the time of the notice was approximately $7,570,500. Notice of the uncured default was provided to the Company as guarantor of the Belmont Note.

The Company has previously announced that it ceased making interest payments on a substantial portion of its indebtedness. The cessation of interest payments in connection with the notices referenced herein could lead to additional notices of default being received by the Company. In the event the Company and its subsidiaries are deemed to be in default under the any of the notes listed herein or any future notices, each of the lenders may be entitled to exercise a variety of rights, including (i) accelerating the loans, (ii) terminating the loans, (iii) reducing its claims to judgments and (iii) exercising all other legal and equitable remedies it may have. In addition, in the event the Company and its subsidiaries are deemed to be in default under the notes, the Company, directly or indirectly through additional subsidiaries could be deemed to be in default under other credit facilities, which would potentially give the Company’s other lenders the right to exercise their rights with respect to the remainder of the Company’s outstanding indebtedness.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 26, 2008

COMSTOCK HOMEBUILDING COMPANIES, INC.

By:	/s/ Jubal R. Thompson
General Counsel and Secretary